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Exhibit 99.3

Assured Guaranty Re Ltd.
December 31, 2010
Financial Supplement

Table of Contents	Page
New Business Production and Consolidated Statements of Operations	1
Net Income (Loss) Reconciliation to Operating Income	2-3
Consolidated Balance Sheets	4
Adjusted Book Value	5
Financial Guaranty Gross Par Written	6
Investment Portfolio, Available-for Sale	7
Financial Guaranty Profile	8-10
Below Investment Grade Exposures	11
Largest Exposures by Sector	12-13
Claims Paying Resources	14
Loss and Loss Adjustment Expense Reserves and Credit Impairment by Segment	15
Summary of Statutory Financial and Statistical Data	16
Glossary	17-18
Endnotes Related to Non-GAAP Financial Measures	19-20

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2010. For the purposes of this financial supplement, all references to the "Company" shall mean Assured Guaranty Re Ltd. ("AG Re") and its consolidated entities.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:
Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook at any time of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past, or a change in rating criteria; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's expected loss estimates; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amounts owed to us under our reinsurance agreements; (8) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of Assured Guaranty's business strategy; (14) contract cancellations; (15) Assured Guaranty's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Re Ltd.
New Business Production and Consolidated Statements of Operations
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Assured Guaranty Corp.	$5.5	$24.9	$18.5	$173.8
Assured Guaranty Municipal Corp. [1]	33.2	-	214.5	28.7
Assured Guaranty Europe [1]	37.0	-	37.0	-
Third parties [1]	-	-	-	-

Total PVP	75.7	24.9	270.0	202.5
Less: PVP of credit derivatives	-	-	-	0.6

PVP of financial guaranty insurance	75.7	24.9	270.0	201.9
Less: Financial guaranty installment premium PVP	11.6	3.1	(16.6)	14.9

Total: Financial guaranty upfront gross written premiums ("GWP")	64.1	21.8	286.6	187.0
Plus: Financial guaranty installment adjustment [2]	(95.8)	(24.6)	(115.0)	(17.0)

Total: Financial guaranty GWP	(31.7)	(2.8)	171.6	170.0
Plus: Other segment GWP	-	-	-	(0.9)

Total GWP	$(31.7)	$(2.8)	$171.6	$169.1

Revenues:
Net earned premiums	$40.1	$37.0	$153.6	$181.1
Net investment income	22.4	22.5	85.1	90.7
Net realized investment gains (losses)	1.0	(2.1)	7.6	(37.2)
Net change in fair value of credit derivatives:
Credit derivative revenues	4.4	4.8	18.0	19.4
Losses incurred on credit derivatives	(14.1)	(18.3)	(39.3)	(54.8)
Net unrealized gains (losses), excluding losses incurred	(28.3)	(26.8)	26.8	(34.9)

Net change in fair value of credit derivatives	(38.0)	(40.3)	5.5	(70.3)
Other income	(6.2)	(1.3)	(16.0)	29.5

Total revenues	19.3	15.8	235.8	193.8
Expenses:
Loss and loss adjustment expenses	25.7	39.7	106.1	133.6
Amortization of deferred acquisition costs	6.7	8.1	34.1	43.7
Other operating expenses	5.2	5.0	22.6	25.6

Total expenses	37.6	52.8	162.8	202.9

Income before income taxes	(18.3)	(37.0)	73.0	(9.1)
Provision (benefit) for income taxes	(5.8)	1.1	(2.5)	(0.1)

Net income	(12.5)	(38.1)	75.5	(9.0)
Less after-tax adjustments:
Realized gains (losses) on investments	0.9	(2.4)	7.3	(37.2)
Non-credit impairments unrealized fair value gains (losses) on credit derivatives	(28.8)	(26.7)	26.5	(36.0)
Foreign exchange gains (losses) on revaluation of premiums receivable	(6.2)	(1.8)	(16.1)	23.1

Operating income (loss) [3]	$21.6	$(7.2)	$57.8	$41.1

1. Assured Guaranty Municipal Corp. became an affiliate of AG Re effective July 1, 2009. PVP for six months ended June 30, 2009 is included in "Third parties" line.

2. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

3. The Company has revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Re Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(in millions)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$40.1	$-	$40.1	$37.0	$-	$37.0
Net investment income	22.4	-	22.4	22.5	-	22.5
Net realized investment gains (losses)	1.0	1.0	-	(2.1)	(2.1)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	3.8	3.8	-	4.0	4.0	-
Net unrealized gains (losses)	(41.8)	(41.8)	-	(44.3)	(44.3)	-
Credit derivative revenues	-	(4.4)	4.4	-	(4.8)	4.8
Losses incurred on credit derivatives	-	14.1	(14.1)	-	18.3	(18.3)

Net change in fair value of credit derivatives	(38.0)	(28.3)	(9.7)	(40.3)	(26.8)	(13.5)
Other income	(6.2)	(6.2)	-	(1.3)	(1.7)	0.4

Total revenues	19.3	(33.5)	52.8	15.8	(30.6)	46.4
Expenses:
Loss and loss adjustment expenses	25.7	-	25.7	39.7	-	39.7
Amortization of deferred acquisition costs	6.7	-	6.7	8.1	-	8.1
Other operating expenses	5.2	-	5.2	5.0	-	5.0

Total expenses	37.6	-	37.6	52.8	-	52.8

Income (loss) before income taxes	(18.3)	(33.5)	15.2	(37.0)	(30.6)	(6.4)
Provision (benefit) for income taxes	(5.8)	0.6	(6.4)	1.1	0.3	0.8

Net income (loss)	$(12.5)	$(34.1)	$21.6	$(38.1)	$(30.9)	$(7.2)

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Re Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(in millions)

	Year Ended December 31, 2010			Year Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$153.6	$-	$153.6	$181.1	$-	$181.1
Net investment income	85.1	-	85.1	90.7	-	90.7
Net realized investment gains (losses)	7.6	7.6	-	(37.2)	(37.2)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	13.5	13.5	-	9.3	9.3	-
Net unrealized gains (losses)	(8.0)	(8.0)	-	(79.6)	(79.6)	-
Credit derivative revenues	-	(18.0)	18.0	-	(19.4)	19.4
Losses incurred on credit derivatives	-	39.3	(39.3)	-	54.8	(54.8)

Net change in fair value of credit derivatives	5.5	26.8	(21.3)	(70.3)	(34.9)	(35.4)
Other income	(16.0)	(16.1)	0.1	29.5	22.9	6.6

Total revenues	235.8	18.3	217.5	193.8	(49.2)	243.0
Expenses:
Loss and loss adjustment expenses	106.1	-	106.1	133.6	-	133.6
Amortization of deferred acquisition costs	34.1	-	34.1	43.7	-	43.7
Other operating expenses	22.6	-	22.6	25.6	-	25.6

Total expenses	162.8	-	162.8	202.9	-	202.9

Income (loss) before income taxes	73.0	18.3	54.7	(9.1)	(49.2)	40.1
Provision (benefit) for income taxes	(2.5)	0.6	(3.1)	(0.1)	0.9	(1.0)

Net income (loss)	$75.5	$17.7	$57.8	$(9.0)	$(50.1)	$41.1

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Re Ltd.
Consolidated Balance Sheets
(in millions)

	As of
	December 31, 2010	December 31, 2009
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$2,228.7	$1,895.3
Short-term investments, at fair value	105.5	224.6

Total investment portfolio	2,334.2	2,119.9
Cash	14.5	10.9
Premiums receivable, net of ceding commissions payable	348.1	446.2
Ceded unearned premium reserve	0.4	0.5
Deferred acquisition costs	375.4	342.0
Reinsurance recoverable on unpaid losses	0.4	0.9
Salvage and subrogation recoverable	88.0	65.3
Credit derivative assets	103.5	68.4
Deferred tax asset, net	13.1	9.7
Current income tax receivable	2.5	4.1
Other assets	46.5	18.8

Total assets	$3,326.6	$3,086.7

Liabilities and shareholder's equity:
Liabilities:
Unearned premium reserve	$1,332.2	$1,301.5
Loss and loss adjustment expense reserve	178.3	122.3
Reinsurance balances payable, net	3.7	9.9
Credit derivative liabilities	446.4	379.4
Other liabilities	16.4	20.9

Total liabilities	1,977.0	1,834.0
Shareholder's equity:
Preferred stock	-	-
Common stock	1.4	1.4
Additional paid-in capital	856.6	856.6
Retained earnings	409.3	357.7
Accumulated other comprehensive income	82.3	37.0

Total shareholder's equity	1,349.6	1,252.7

Total liabilities and shareholder's equity	$3,326.6	$3,086.7

Assured Guaranty Re Ltd.
Adjusted Book Value
(dollars in millions)

	As of
	December 31, 2010	December 31, 2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity	$1,349.6	$1,252.7
Less after-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(240.2)	(243.2)
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	82.3	37.0

Operating shareholder's equity	$1,507.5	$1,458.9
After-tax adjustments:
Less: Deferred acquisition costs	375.2	341.7
Plus: Net present value of estimated net future credit derivative revenue	73.6	83.3
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	1,305.2	1,270.4

Adjusted book value	$2,511.1	$2,470.9

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Re Ltd.
Financial Guaranty Gross Par Written
(in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended December 31, 2010	Year Ended December 31, 2010
Sector:
U.S. public finance:
General obligation	$1,219	$19,656
Tax backed	523	5,700
Municipal utilities	585	5,515
Transportation	262	2,105
Healthcare	44	1,734
Higher education	257	1,700
Housing	36	426
Infrastructure finance	-	2
Other public finance	-	185

Total U.S. public finance	2,926	37,023
Non-U.S. public finance:
Infrastructure finance	212	220
Regulated utilities	323	323
Other public finance	57	65

Total non-U.S. public finance	592	608

Total public finance	$3,518	$37,631

U.S. structured finance:
Consumer receivables	$-	$400
Structured credit	91	91
Other structured finance	-	250

Total U.S. structured finance	91	741
Non-U.S. structured finance:
Total non-U.S. structured finance	-	-

Total structured finance	$91	$741

Total gross par written	$3,609	$38,372

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Re Ltd.
Investment Portfolio, Available-For-Sale
As of December 31, 2010
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$154.3	3.37%	3.29%	$162.6	$5.2
Agency obligations	233.0	4.06%	3.96%	250.2	9.5
Obligations of states and political subdivisions	99.9	5.23%	5.07%	100.0	5.2
Insured obligations of state and political subdivisions [2]	4.3	4.41%	4.23%	4.2	0.2
Corporate securities	554.5	3.98%	3.69%	560.3	22.1
Mortgage-backed securities ("MBS"):
Residential MBS ("RMBS")	684.5	5.17%	5.08%	723.6	35.4
Commercial MBS ("CMBS")	271.4	4.59%	4.34%	280.3	12.5
Asset-backed securities [3]	139.9	2.59%	2.58%	145.3	3.6
Foreign government securities	2.1	4.44%	3.87%	2.2	0.1

Total fixed maturity securities	2,143.9	4.37%	4.21%	$2,228.7	93.8
Short-term investments	105.5	0.16%	0.14%	105.5	0.2

Total	$2,249.4	4.17%	4.02%	$2,334.2	$94.0

Ratings [4] :	Fair Value	%
U.S. Treasury securities and obligations of U.S. government agencies	$162.6	7.3%
Agency obligations	250.2	11.2%
AAA/Aaa	1,087.2	48.8%
AA/Aa	348.0	15.6%
A/A	302.8	13.6%
BBB	-	0.0%
Below investment grade ("BIG") [5]	77.2	3.5%
Not rated	0.7	0.0%

Total fixed maturity securities available-for-sale	$2,228.7	100.0%

Duration of available-for-sale investment portfolio (in years):		3.9

Average ratings of available-for-sale investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average A+.

3. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

4. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or other risk management strategies which use internal ratings classifications.

5. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $101.9 million in par with carrying value of $37.6 million.

Assured Guaranty Re Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of December 31, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. public finance:
General obligation	$44,345	A+
Tax backed	21,641	A+
Municipal utilities	14,935	A
Transportation	9,774	A
Healthcare	6,503	A
Higher education	4,887	A+
Infrastructure finance	1,933	BBB+
Housing	920	AA
Investor-owned utilities	881	A-
Other public finance	1,945	BBB

Total U.S. public finance	107,764	A+
Non-U.S. public finance:
Regulated utilities	5,908	BBB+
Infrastructure finance	3,487	BBB
Pooled infrastructure	1,583	A+
Other public finance	878	A

Total non-U.S. public finance	11,856	BBB+

Total public finance	$119,620	A

U.S. structured finance:
Pooled corporate obligations	$6,380	AA+
RMBS	3,306	BB+
Consumer receivables	1,809	A
CMBS and other commercial real estate related exposures	1,616	AAA
Insurance securitizations	1,281	A+
Structured credit	733	BBB
Commercial receivables	1,007	BBB
Other structured finance	172	BBB

Total U.S. structured finance	16,304	A+
Non-U.S. structured finance:
Pooled corporate obligations	2,701	AA+
Commercial receivables	939	A-
RMBS	581	AAA
Structured credit	405	BBB
Insurance securitizations	648	CCC-
CMBS and other commercial real estate related exposures	63	AAA
Other structured finance	10	AAA

Total non-U.S. structured finance	5,347	A+

Total structured finance	21,651	A+

Total net par outstanding	$141,271	A

	Assumed from AGC	Assumed from AGM	Third Party	Total Net Par Outstanding	%
Public finance:
U.S. public finance	$24,041	$58,414	$25,309	$107,764	76.4%
Non-U.S. public finance	3,410	6,722	1,724	11,856	8.3%

Total public finance	27,451	65,136	27,033	119,620	84.7%

Structured finance:
U.S. structured finance	11,696	1,343	3,265	16,304	11.5%
Non-U.S. structured finance	3,781	616	950	5,347	3.8%

Total structured finance	15,477	1,959	4,215	21,651	15.3%

Total net par outstanding	$42,928	$67,095	$31,248	$141,271	100.0%

1. Assured Guaranty's internal rating. To the Company's ratings scale is similar to that used by the nationally recognized statistical rating organizations ("NRSROs"); however the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Re Ltd.
Financial Guaranty Profile (2 of 3)
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	December 31, 2010
Ratings [1]:	Net Par Outstanding	%
Super senior	$2,902	2.1%
AAA	8,329	5.9%
AA	47,264	33.5%
A	56,436	39.9%
BBB	20,953	14.8%
BIG	5,387	3.8%

Total net par outstanding	$141,271	100.0%

Distribution of BIG Exposures by Sector as of December 31, 2010

	Net Par Outstanding	% of Total Net Par Outstanding
Public finance:
Infrastructure finance	$504	0.4%
General obligation	258	0.2%
Municipal utilities	186	0.1%
Tax backed	128	0.1%
Healthcare	49	0.0%
Higher education	4	0.0%
Other public finance	683	0.5%

Total public finance	1,812	1.3%
Structured finance:
RMBS	1,835	1.3%
Insurance securitizations	644	0.4%
Pooled corporate obligations	608	0.4%
Consumer receivables	253	0.2%
Commercial receivables	127	0.1%
Structured credit	75	0.1%
Other structured finance	33	0.0%

Total structured finance	3,575	2.5%

Total BIG net par outstanding	$5,387	3.8%

1. Assured Guaranty's internal rating. To the Company's ratings scale is similar to that used by the NRSROs; however the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

Assured Guaranty Re Ltd.
Financial Guaranty Profile (3 of 3)
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of December 31, 2010

	Net Par Outstanding	% of Total
U.S.:
Public fnance
California	$15,823	11.2%
New York	9,186	6.5%
Texas	7,610	5.4%
Florida	7,429	5.3%
Pennsylvania	6,347	4.5%
Illinois	6,245	4.4%
New Jersey	4,085	2.9%
Michigan	3,762	2.7%
Massachusetts	3,569	2.5%
Washington	3,356	2.4%
Other states	40,352	28.6%

Total public finance	107,764	76.4%
Structured finance (multiple states)	16,304	11.5%

Total U.S.	124,068	87.9%

Non-U.S.:
United Kingdom	9,084	6.4%
Australia	2,584	1.8%
France	762	0.5%
Italy	352	0.2%
Canada	329	0.2%
Other	4,092	3.0%

Total non-U.S.	17,203	12.1%

Total net par outstanding	$141,271	100.0%

Assured Guaranty Re Ltd.
Below Investment Grade Exposures
As of December 31, 2010
(dollars in millions)

BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding
U.S. public finance:
Detroit (City of) Michigan	$215
Jefferson County Alabama Sewer	176
Guaranteed Student Loan transaction	161
Guaranteed Student Loan transaction	136
Orlando Tourist Development Tax - Florida	62
Guaranteed Student Loan transaction	61
Guaranteed Student Loan transaction	59
Mashantucket Pequot Tribe, Connecticut	55

Total	$925
Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$256
Cross City Tunnel Motorway Finance Limited	123
Hellenic Republic	96

Total	$475
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$313
Countrywide Home Equity Loan Trust 2005-J	163
Private Residential Mortgage Transaction	117
Private Residential Mortgage Transaction	106
Mortgage IT Securities Corp. Mortgage Loan 2007-2	78
Deutsche Alt-A Securities Mortgage Loan 2007-3	64
Private Residential Mortgage Transaction	61
CWALT Alternative Loan Trust 2007-HY9	56
Private Residential Mortgage Transaction	55
Countrywide Home Equity Loan Trust 2007-D	52

Total U.S. RMBS	1,065
Other:
Private Student Loan Transaction	132
Private Student Loan Transaction	106
Taberna Preferred Funding IV, LTD	73
Taberna Preferred Funding III, LTD	72
Private Commercial Receivable Transaction	60
Attentus CDO I Limited	57
Taberna Preferred Funding II, LTD.	56
Private Commercial Receivable Transaction	50

Total other	606
Total	$1,671
Non-U.S. structured finance:
Ballantyne Re PLC	$370
Orkney Re II, Plc Series A-1 Floating Rate Notes	274

Total	$644

Total	$3,715

Assured Guaranty Re Ltd.
Largest Exposures by Sector (1 of 2)
As of December 31, 2010
(dollars in millions)

25 Largest U.S Public Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]
New Jersey (State of)	$1,201	AA-
California (State of)	1,186	A-
New York (City of) New York	1,135	AA
Massachusetts (Commonwealth of)	1,004	AA
New York (State of)	949	AA-
Washington (State of)	905	AA-
Los Angeles California Unified School District	839	AA-
Wisconsin (State of)	827	AA-
Port Authority of New York and New Jersey	720	AA-
Florida (State of)	714	AA+
Illinois (State of)	645	BBB+
Long Island Power Authority	628	A-
Chicago (City of) Illinois	602	AA-
New York State Thruway - Highway Trust Fund	599	AA-
Miami-Dade County Florida Aviation Authority - Miami International Airport	577	A+
New York MTA Transportation Authority	556	A
Hawaii (State of) Department of Hawaiian Home Lands	538	AA
District of Columbia	528	A+
Michigan (State of)	526	A+
Philadelphia (City of) Pennsylvania	518	BBB-
Philadelphia Pennsylvania School District	494	A
Miami-Dade County Florida School District	489	A-
Los Angeles California Department of Water and Power - Electric Revenue Bonds	489	AA-
Massachusetts (Commonwealth of) State Sales Tax	472	AA
Puerto Rico (Commonwealth of)	471	BBB-

Total top 25 U.S public finance exposures	$17,612

25 Largest U.S Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]
Shenandoah Trust Capital I Term Securities	$394	A+
LIICA Holdings, LLC	350	AA
Deutsche Alt-A Securities Mortgage Loan 2007-2	313	CCC
Private Structured Credit Transaction	267	BBB+
Sandelman Finance 2006-1 Limited	225	AAA
Private Insurance Transaction	221	BBB
Prudential Closed Block Reinsurance Treaty	200	A+
Sandelman Finance 2006-1 Limited	184	BBB-
Private Consumer Receivable Transaction	182	AA
Private Commercial Real Estate Transaction	182	BBB
280 Funding I	165	AAA
Countrywide Home Equity Loan Trust 2005-J	163	CCC
Private Consumer Receivable Transaction	163	Super Senior
Stone Tower Credit Funding	134	AAA
Private Student Loan Transaction	132	CCC
Private Student Loan Transaction	128	BBB-
Private Residential Mortgage Transaction	117	B
Private Residential Mortgage Transaction	115	BBB-
Private Student Loan Transaction	106	BBB
Private Residential Mortgage Transaction	106	BB
Private Student Loan Transaction	106	CCC
Liberty CLO Ltd Series	105	Super Senior
Cent CDO XI Limited	103	AAA
Ares Enhanced Credit Opportunities Fund	101	AAA
ACS 2006-1	101	A

Total top 25 U.S structured finance exposures	$4,363

  1. Assured Guaranty's internal rating. To the Company's ratings scale is similar to that used by the NRSROs; however the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

Assured Guaranty Re Ltd.
Largest Exposures by Sector (2 of 2)
As of December 31, 2010
(dollars in millions)

25 Largest non-U.S Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]
Southern Gas Networks PLC	$468	BBB
United Utilities Water PLC	467	BBB+
Paragon Mortgages (No.13) PLC	385	AAA
Societe des Autoroutes du Nord et de l'est de France S.A.	384	BBB+
International Infrastructure Pool	373	A-
International Infrastructure Pool	373	A-
International Infrastructure Pool	373	A-
Ballantyne Re PLC	370	CC
Powercor Australia LLC	367	A-
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	327	BBB
Scotland Gas Networks Plc (A2)	295	BBB
Taberna Europe CDO II PLC	278	BBB-
A28 Motorway	278	BBB
Orkney Re II, Plc Series A-1 Floating Rate Notes	274	CCC
National Grid Gas PLC	274	BBB+
Quebec Province	262	A+
Reliance Rail Finance Pty. Limited	256	BB
Essential Public Infrastructure Capital II	245	Super Senior
Wessex Water PLC	240	BBB+
Stichting Profile Securitisation I	221	Super Senior
Thames Water Utility Finance PLC	219	A-
NewHospitals (St Helens & Knowsley) Finance PLC	215	AA-
Envestra Limited	214	BBB-
Dali Capital PLC-Northumbrian Water (Swap)	213	BBB+
Capital Hospitals (Issuer) PLC	204	BBB-

Total top 25 largest non-U.S exposures	$7,575

  1. Assured Guaranty's internal rating. To the Company's ratings scale is similar to that used by the NRSROs; however the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

Assured Guaranty Re Ltd.
Claims Paying Resources
(dollars in millions)

	As of
	December 31, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$1,080	$1,129
Contingency reserve	-	-

Qualified statutory capital	1,080	1,129
Unearned premium reserve	1,045	848
Loss and loss adjustment expense reserves [1]	228	139

Total policyholders' surplus and reserves	2,353	2,116
Present value of installment premium [2]	255	349
Standby line of credit/stop loss	200	200

Total claims paying resources	$2,808	$2,665

Net par outstanding [3]	$137,779	$116,117
Net debt service outstanding [3]	$221,452	$190,089
Ratios:
Net par outstanding to qualified statutory capital	128:1	103:1
Capital ratio [4]	205:1	168:1
Financial resources ratio [5]	79:1	71:1

1. Reserves as of December 31, 2010 and December 31, 2009 are reduced by approximately $0.1 billion and $0, respectively, for benefit related to representation and warranty recoverables.

2. Includes financial guaranty insurance and credit derivatives.

3. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).

4. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

5. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Re Ltd.
Loss and Loss Adjustment Expense ("LAE") Reserves and Credit Impairment by Segment
(in millions)

	As of December 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Insurance reserves:
Gross	$-	$175.8	$175.8	$2.5	$178.3
Ceded	-	-	-	0.4	0.4

Net insurance reserves	$-	$175.8	$175.8	$2.1	$177.9

Salvage and subrogation recoverable:
Gross	$-	$88.0	$88.0	$-	$88.0
Ceded [1]	-	-	-	-	-

Net salvage and subrogation recoverable	$-	$88.0	$88.0	$-	$88.0

Credit impairment on credit derivative contracts [2]:
Gross	$-	$103.4	$103.4	$-	$103.4
Ceded	-	-	-	-	-

Net credit derivative credit impairment	$-	$103.4	$103.4	$-	$103.4

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$-	$175.8	$175.8
Credit impairment on credit derivative contracts	-	103.4	103.4

Net Loss and LAE reserves and credit impairment	$-	$279.2	$279.2

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

3. Gross of salvage and subrogation assets.

Assured Guaranty Re Ltd.
Summary of Statutory Financial and Statistical Data
(in millions)

	Year Ended December 31,
	2010	2009	2008	2007	2006
Claims Paying Resources [1]
Policyholders' surplus	$1,080	$1,129	$1,220	$1,097	$741
Contingency reserve	-	-	-	-	-

Qualified statutory capital	1,080	1,129	1,220	1,097	741
Unearned premium reserve	1,045	848	720	629	444
Loss and loss adjustment expense reserves	228	139	37	18	18

Total policyholders' surplus and reserves	2,353	2,116	1,977	1,744	1,203
Present value of installment premium	255	349	345	366	230
Standby line of credit/stop loss	200	200	200	200	-

Total claims paying resources	$2,808	$2,665	$2,522	$2,310	$1,433

Other Financial Information (Statutory basis)
Net par outstanding (end of period)	$137,779	$116,117	$111,715	$106,253	$63,927
Net debt service outstanding (end of period)	$221,452	$190,089	$184,541	$174,173	$94,652

1. AG Re's numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for the year ended December 31, 2010.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance:    primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") and other commercial real estate related exposures are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income for AG Re is defined as net income (loss) attributable to AG Re, as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

Operating Shareholder's Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholder's equity for AG Re is defined as shareholder's equity attributable to AG Re, as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  2)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value for AG Re is operating shareholder's equity for AG Re, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts: Equity Investors: Sabra Purtill Managing Director, Investor Relations (212) 408-6044 spurtill@assuredguaranty.com
Ross Aron Assistant Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com

Assured Guaranty Re Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.3
Assured Guaranty Re Ltd. December 31, 2010 Financial Supplement
Assured Guaranty Re Ltd. New Business Production and Consolidated Statements of Operations (dollars in millions)
Assured Guaranty Re Ltd. Net Income (Loss) Reconciliation to Operating Income (1 of 2) (in millions)
Assured Guaranty Re Ltd. Net Income (Loss) Reconciliation to Operating Income (2 of 2) (in millions)
Assured Guaranty Re Ltd. Consolidated Balance Sheets (in millions)
Assured Guaranty Re Ltd. Adjusted Book Value (dollars in millions)
Assured Guaranty Re Ltd. Financial Guaranty Gross Par Written (in millions)
Assured Guaranty Re Ltd. Investment Portfolio, Available-For-Sale As of December 31, 2010 (dollars in millions)
Assured Guaranty Re Ltd. Financial Guaranty Profile (1 of 3) (dollars in millions)
Assured Guaranty Re Ltd. Financial Guaranty Profile (2 of 3) (dollars in millions)
Assured Guaranty Re Ltd. Financial Guaranty Profile (3 of 3) (dollars in millions)
Assured Guaranty Re Ltd. Below Investment Grade Exposures As of December 31, 2010 (dollars in millions)
Assured Guaranty Re Ltd. Largest Exposures by Sector (1 of 2) As of December 31, 2010 (dollars in millions)
Assured Guaranty Re Ltd. Largest Exposures by Sector (2 of 2) As of December 31, 2010 (dollars in millions)
Assured Guaranty Re Ltd. Claims Paying Resources (dollars in millions)
Assured Guaranty Re Ltd. Loss and Loss Adjustment Expense ("LAE") Reserves and Credit Impairment by Segment (in millions)
Assured Guaranty Re Ltd. Summary of Statutory Financial and Statistical Data (in millions)
Glossary